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                                   EXHIBIT 24

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    We consent to the incorporation by reference in the registration statement of Laurentian Capital Corporation on Form S-8 (File No. 33-13881) of our report dated February 11, 1994, on our audits of the consolidated financial statements and financial statement schedules of Laurentian Capital Corporation as of December 31, 1993 and 1992, and for the years ended December 31, 1993, 1992, and 1991, which report is included in this Annual Report on Form 10-K.

                                          COOPERS & LYBRAND
Philadelphia, Pennsylvania
March 25, 1994

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